                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

   Filed by the Registrant / X /

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

   / X /   Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting   Material  Pursuant  to  Section  240.14a-11(c)  or  Section
        240.14a-12

                                 ADC TELECOMMUNICATIONS, INC.
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 ADC TELECOMMUNICATIONS, INC.
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

/ X /     $125 per Exchange Act Rules
          0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).
/ /       $500 per each  party to the  controversy
          pursuant    to    Exchange    Act   Rule
          14a-6(i)(3).
/ /       Fee computed on table below per Exchange
          Act Rules 14a-6(i)(4)
          and 0-11.
          1)  Title of each class of securities to
          which transaction applies:
          ----------------------------------------
          2)   Aggregate number  of securities  to
          which transaction applies:
          ----------------------------------------
          3)   Per unit  price or other underlying
          value of  transaction computed  pursuant
              to   Exchange   Act   Rule  0-11:(1)
          ----------------------------------------
          4)  Proposed maximum aggregate value  of
          transaction:
          ----------------------------------------
(1)       Set forth the amount on which the filing
          fee  is calculated and  state how it was
          determined.
/ /       Check box  if any  part  of the  fee  is
          offset  as provided by Exchange Act Rule
          0-11(a)(2) and identify  the filing  for
          which   the  offsetting   fee  was  paid
          previously. Identify the previous filing
          by registration statement number, or the
          Form or  Schedule and  the date  of  its
          filing.
          1)  Amount Previously Paid:
          ----------------------------------------
          2)     Form,  Schedule  or  Registration
          Statement No.:
          ----------------------------------------
          3)  Filing Party:
          ----------------------------------------

                           [LOGO]
            ADC Telecommunications, Inc.
            4900 West 78th Street
            Minneapolis, Minnesota 55435-5480
            (612) 938-8080
                            ------------------------

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING

                          TO BE HELD FEBRUARY 22, 1994

                             ---------------------

TO THE SHAREHOLDERS OF ADC TELECOMMUNICATIONS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of ADC Telecommunications, Inc. (the "Company") will be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, on Tuesday, February 22, 1994, at 3:30 p.m. Central Standard Time, for the purpose of considering and acting upon:

    (1) The election of three directors for terms expiring in 1997.

    (2) A proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

    (3) A proposal to approve the ADC Telecommunications, Inc. Employee Stock Purchase Plan.

    (4) Such other business as may properly come before the meeting and any adjournments thereof.

    Shareholders of record on January 7, 1994, are the only persons entitled to notice of and to vote at the meeting.

    Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed Proxy as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                    KATHIE J. MIKUCKI
                                                        SECRETARY


January 20, 1994

[LOGO]
            ADC Telecommunications, Inc.
            4900 West 78th Street
            Minneapolis, Minnesota 55435-5480
            (612) 938-8080

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                          ANNUAL SHAREHOLDERS' MEETING

                          TO BE HELD FEBRUARY 22, 1994


    The   enclosed  Proxy  is  solicited  by  the  Board  of  Directors  of  ADC
Telecommunications, Inc. (the "Company") in connection with the Annual Shareholders' Meeting of the Company to be held on February 22, 1994, and at any and all adjournments thereof (the "Annual Meeting"). The costs of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholders' Meeting and this Proxy Statement, are being paid by the Company. In addition, the Company will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of the Company's Common Stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of such shares. Officers and other regular employees of the Company who will receive no extra compensation for their services may solicit Proxies in person or by telephone or facsimile. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of Proxies for a fee estimated to be $5,000 plus out-of-pocket expenses. The Proxy Statement and accompanying form of Proxy will be first mailed to shareholders on or about January 20, 1994.


    The Proxy may be revoked at any time prior to its exercise by giving written notice of revocation to an officer of the Company or by filing a new written appointment of a proxy with an officer of the Company. Unless so revoked, properly executed Proxies will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving such Proxy.


    Shareholders of record on January 7, 1994, are the only persons entitled to vote at the Annual Meeting. As of that date, there were issued and outstanding 27,747,442 shares of Common Stock, the only outstanding voting securities of the Company. The Company declared a dividend of one share for each share held, effective June 28, 1993, for shareholders of record as of June 15, 1993, and all references to shares in this Proxy Statement reflect this dividend. Each shareholder is entitled to one vote for each share held.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 1993, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.


                                                                     PERCENT OF
          NAME AND ADDRESS               AMOUNT AND NATURE OF       COMMON STOCK
        OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        OUTSTANDING
- ------------------------------------    ----------------------      -------------
State Farm Mutual Automobile                      3,697,874                 13.3%
 Insurance Company
 One State Farm Plaza
 Bloomington, Illinois 61701
Perrybell Investments, Inc.                       1,832,072(1)               6.6%
 601 Lakeshore Parkway
 Minnetonka, Minnesota 55343
Wellington Management Company                     1,530,240                  5.5%
 75 State Street
 Boston, Massachusetts 02109
Merrill Lynch Asset Management, L.P.              1,394,100(2)               5.0%
 800 Scudders Mill Road
 Plainsborough, NJ 08356
Charles M. Denny, Jr.                               106,036(3)                  *
William J. Cadogan                                  149,740(4)                  *
Lynn J. Davis                                       119,115(4)                  *
Jeffrey S. Wetherell                                 17,856(4)                  *
William B. Porter                                    13,013(4)                  *
Lawrence D. Asten                                     8,770(4)                  *
Warde F. Wheaton                                      9,610(5)                  *
Thomas E. Holloran                                    8,500(5)                  *
Charles W. Oswald                                     8,000(5)                  *
Donald M. Sullivan                                    6,000(5)                  *
John D. Wunsch                                        4,000(5),(6)              *
B. Kristine Johnson                                   3,100(5)                  *
Jean-Pierre Rosso                                       200                     *
All executive officers and directors                473,911(7)               1.7%
 as a group (16 persons)

- ------------------------
*     Less than 1%
(1) As of December 31, 1993, Perrybell Investments Inc. ("Perrybell"), an investment advisory company, had custody of 1,832,072 shares of Common Stock for accounts of its clients, including Mr. and Mrs. Charles H. Bell and numerous trusts for the benefit of other Bell family members. Mr. Wunsch is President of Perrybell. Perrybell may vote shares held on behalf of its clients if they fail to direct the  manner in which the  shares are to be  voted and may exercise limited investment powers with respect to the shares. Title to all shares is  held by  Forsam & Co. (of which Mr. Wunsch is a general partner) or Cede & Co., as nominee for Perrybell.
(2)   Merrill Lynch  Asset Management,  L.P., doing  business as  Merrill  Lynch
      Asset  Management ("MLAM"), an investment  advisory company whose managing general partner  is  Princeton Services,  Inc.,  serves as  an  investment advisor  for the accounts of numerous mutual funds and individual clients.
      Five of these funds and numerous individuals collectively owned a total of
      1,394,100 shares of Common  Stock as of December  31, 1993. MLAM has  sole voting  power with  respect to  1,220,000 shares,  constituting all shares held in the  accounts of the  funds and may  vote all shares  held in  the individual clients' accounts if those clients fail to direct the manner in which  those shares are to be voted. In addition, MLAM has sole investment power with respect to  the 1,220,000 shares held  by the mutual funds  and may  exercise limited investment power with  respect to the 174,100 shares held in the individual clients' accounts.
(3)   Includes 37,750 shares owned by Mr. Denny's wife.
(4)   Includes (a)  shares  issuable  pursuant to  currently  exercisable  stock options  and (b)  shares held  in trust for  the benefit  of the executive officers benefit pursuant  to the Company's  Retirement Savings and  Stock
      Ownership Plan (the "Savings and Stock Plan"). For Mr. Cadogan (a) 114,740
      options  and (b) 1,600  shares; for Mr.  Davis (a) 78,922  options and (b)
      1,613 shares; for Mr. Wetherell (a) 2,666 options and (b) 158 shares;  for
      Mr.  Porter (a) 8,466  options and (b)  669 shares; and  for Mr. Asten (a)
      6,734 options and (b) 36 shares.
(5)   Includes shares issuable  pursuant to options  exercisable within 60  days after  the  date  of  this Proxy  Statement  granted  under  the Company's
      Nonemployee Director Stock Option Plan. For Mr. Wheaton 4,000 options; for
      Mr. Holloran 4,000 options; for Mr. Oswald 4,000 options; for Mr. Sullivan
      4,000 options; for  Mr. Wunsch 4,000  options; and for  Ms. Johnson  2,000 options.
(6)   Does  not include 1,832,072 shares held  in custody by Perrybell, of which
      Mr. Wunsch is President. See footnote 1 above.
(7)   Includes (a) 238,928 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement and (b) 5,293 shares held in  trust for  the  benefit of  executive  officers pursuant  to  the
      Savings and Stock Plan.


                             ELECTION OF DIRECTORS

    The  number of  directors is  currently set at  nine, and  the directors are divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. William J. Cadogan, Jean-Pierre Rosso and B. Kristine Johnson are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Messrs. Cadogan and Rosso and Ms. Johnson for election to the Board at the Annual Meeting for terms expiring at the Annual Shareholders' Meeting in 1997. The remaining directors of the Company, other than Charles M. Denny, will continue in office for their existing terms. Mr. Denny, whose term expires in 1996, has announced his intention to retire from his position as Chairman of the Board and as a Director of the Company effective with the 1994 Annual Meeting. Because Mr. Denny's announcement occurred recently, the Board of Directors has not appointed a new director or selected a director nominee for election at the Annual Meeting to fill the vacancy. The Board is currently seeking a qualified candidate for election to the Board and expects to fill the Board vacancy during calendar 1994.

    The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Cadogan and Rosso and Ms. Johnson. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. In the unlikely event that the nominees are not candidates for election at the Annual Meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

    The table below gives certain information concerning the nominees and other directors:


           NAME               AGE          NOMINEE OR CONTINUING DIRECTOR AND TERM
- ---------------------------   ---   -----------------------------------------------------
William J. Cadogan            45    Director; nominee with term expiring in 1997
B. Kristine Johnson           42    Director; nominee with term expiring in 1997
Jean-Pierre Rosso             53    Director; nominee with term expiring in 1997
Charles M. Denny, Jr.*        63    Director with term expiring in 1996
Donald M. Sullivan            58    Director with term expiring in 1996
John D. Wunsch                45    Director with term expiring in 1996
Thomas E. Holloran            64    Director with term expiring in 1995
Charles W. Oswald             65    Director with term expiring in 1995
Warde F. Wheaton              64    Director with term expiring in 1995

- ------------------------
* Mr. Denny has announced his intention to retire from his positions as the Chairman of the Board and as a Director of the Company effective with the 1994 Annual Meeting.


    Mr. Cadogan has been a director of the Company since 1991. He has been President and Chief Operating Officer of the Company since May 1990 and Chief Executive Officer since November 1991. He was Senior Vice President, Telecom Group of the Company from June 1989 through May 1990 and served as a Vice President from June 1987 through June 1989. Prior to joining the Company in 1987, Mr. Cadogan was employed by Intelsat, where he served most recently as General Manager of Business Development. Prior to his employment with Intelsat, he was employed by AT&T for 15 years in various marketing and operations management positions.

    Ms. Johnson has been a director of the Company since 1990. She is a Vice President of Medtronic, Inc., a manufacturer of cardiac pacemakers and other medical products, and General Manager of its Tachyarrhythmia Pacing Systems Division. She has served as a Vice President of Medtronic since 1984 and was Director of Public Affairs for Medtronic from 1982 through 1984. She held several positions in public affairs at Cargill, Incorporated from 1973 through 1982, serving as Assistant Vice President, Corporate Relations at the time she left the company. Ms. Johnson is also a director of Pentair, Inc.

    Mr. Rosso has been a director of the Company since December 1, 1993. Since 1991, he has been President of the Home and Building Control division of Honeywell, Inc., a manufacturer of control and information systems. Prior to his current position, Mr. Rosso was President of Honeywell Europe, based in Brussels, Belgium, since 1987.

    Mr. Denny has been a director of the Company since 1970 and Chairman of the Board since 1985. He was Chief Executive Officer of the Company from 1970 to November 1991. He was also President of the Company from 1970 to 1985 and from May 1988 to May 1990.

    Mr. Sullivan has been a director of the Company since 1990. He has served as President and a director of MTS Systems Corporation, a manufacturer of products, systems and software that analyze engineering designs, evaluate materials and automate production processes, since 1982 and Chief Executive Officer since 1987. He was Chief Operating Officer of MTS from 1982 to 1987, Executive Vice President from 1980 to 1982 and Vice President from 1976 to 1980. Mr. Sullivan is also a director of TSI Incorporated.

    Mr. Wunsch has been a director of the Company since 1991. He has served as President of Perrybell Investments, Inc., a registered investment advisory company, since August 1990. He was

Executive Director of the law firm of Bogle & Gates from September 1988 through August 1990 and Director of Administration of the law firm of Hughes, Thorsness, Gantz, Powell & Brundin from April 1984 through August 1988.

    Mr. Holloran has been a director of the Company since 1985. He has held the position of Professor in the Graduate School of Business at the University of St. Thomas, St. Paul, Minnesota, since 1985. From 1976 to 1985, Mr. Holloran served as Chairman of the Board and Chief Executive Officer of Inter-Regional Financial Group, Inc. Mr. Holloran is a director of Flexsteel Industries, Inc., Medtronic, Inc., MTS Systems Corporation and National City Bancorporation.

    Mr. Oswald has been a director of the Company since 1985. Since 1970 he has served as Chairman of the Board, Chief Executive Officer and a director of National Computer Systems, Inc., a provider of information systems and services to education, commercial and financial markets.

    Mr. Wheaton has been a director of the Company since 1980. He served as President of the Defense and Marine Systems Division of Honeywell, Inc., a manufacturer of control and information systems, from January 1988 until his retirement in April 1989. From 1983 until 1988, he served as Executive Vice President and Group Executive of Honeywell's Aerospace and Defense Group.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended October 31, 1993, the Board of Directors held seven meetings and acted once by written action. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he or she served. The Board of Directors has an Audit Committee and a Compensation and Organization Committee.

    The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants as well as the internal accounting controls of the Company. The Audit Committee is comprised of Messrs. Sullivan, Holloran, Oswald and Denny. During fiscal 1993, the Audit Committee held three meetings.

    The Compensation and Organization Committee determines the compensation for executive officers of the Company, establishes the Company's compensation policies and practices and recommends to the Board of Directors nominees for directors. No procedures have been established for considering nominations by shareholders. The Compensation and Organization Committee is comprised of Messrs. Holloran, Wheaton and Wunsch and Ms. Johnson. During fiscal 1993, the Compensation and Organization Committee held five meetings.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are paid an annual retainer of $13,000 plus a fee of $700 for each Board meeting attended and $650 for each committee meeting attended. In addition, directors acting as chairpersons of Board committees receive an additional annual retainer of $1,000. Amounts received by a director may be deferred pursuant to the Company's Restated Compensation Plan for Directors. Interest is paid on deferred amounts based on the prime commercial rate of Norwest Bank Minnesota, N.A.

    Since 1990, the Company has maintained a Supplemental Retirement Plan for directors who are not employees of the Company (other than Mr. Denny). The Supplemental Retirement Plan covers directors who die or retire from the Board after at least five years of continuous service as a director. The Supplemental Retirement Plan provides for monthly benefits for a period of time based on the director's service or, in the event of death before all benefits are paid, for death benefits payable to the director's estate. The monthly amount of the benefit is equal to 1/12 of the director's annual retainer in effect at the director's retirement or death. The benefit is payable monthly for the period of months equal to the director's service but not to exceed 120 months. Benefits are payable upon the later of (i) the date the director attains age 65 or (ii) the date the director ceases to be a director. In the event of a change in control of the Company, unpaid benefits are commuted to a present value lump sum and paid within five days of the change in control. In the event of the director's death, unpaid benefits are commuted to a present value lump sum and paid to the director's estate.

    The Company has a consulting arrangement with Mr. Denny pursuant to which Mr. Denny has agreed to provide consulting services to the Company for so long as he holds the office of Chairman of the Board. The Company pays Mr. Denny a monthly fee of $7,500 for such consulting services. Effective with his retirement as of the date of the Annual Meeting, the consulting arrangement will terminate according to its terms.

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

    Since 1991, the Company has maintained a Nonemployee Director Stock Option Plan (the "Director Option Plan"). A total of 110,000 shares of Common Stock are reserved for issuance under the Director Option Plan. Each director of the Company (other than Mr. Denny) is eligible to participate in the Director Option Plan unless such director is an employee of the Company or any subsidiary of the Company. Under the Director Option Plan, a new nonemployee director automatically is granted an option to purchase 2,000 shares of Common Stock at the time such director is first elected to the Board of Directors. In addition, each incumbent nonemployee director who has previously received such an initial option grant automatically is granted an option to purchase 1000 shares at the time of each annual meeting of the Company's shareholders thereafter; provided that the Company's "return on equity" for the fiscal year immediately preceding such annual meeting was at least 10%. For purposes of the Director Option Plan, "return on equity" is defined as the percentage determined by dividing (i) the net income of the Company for such fiscal year by (ii) the total shareholders' investment in the Company as of the end of the next preceding fiscal year. All options granted under the Director Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and become exercisable one year after the date of grant. The option exercise price is payable in cash. The options expire 10 years from the date of grant (subject to earlier termination in the event of death) and are not transferable (except by will or the laws of descent and distribution).

                             EXECUTIVE COMPENSATION

COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW AND PHILOSOPHY

    The Compensation and Organization Committee (the "Committee") of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee has available to it an outside compensation consultant and access to independent compensation data.

    The objectives of the Company's executive compensation program are to:

       - Support the achievement of desired Company performance.

       - Provide compensation that will attract and retain superior talent and reward performance.

       - Align the executive officers' interests with the success of the Company by placing a portion of pay at risk: payout dependent upon corporate performance.

    The executive compensation program provides an overall level of compensation opportunity that is competitive within the telecommunications and electronics industries, as well as with a broader group of companies of comparable size and complexity (collectively, with the industry competitors, the

"Comparable Companies"). Many of these companies are included in the Telecommunications Equipment Company Index ("Telco Index"), a broad index with approximately 110 companies which appears in the "Comparative Stock Performance Table" on page 13 of this Proxy Statement.



    The Committee retains the right to exercise its discretion to set executive compensation at levels warranted in its judgment by external, internal or an individual's circumstances. Therefore, actual compensation levels may be greater or less than average competitive levels in the Comparable Companies based upon annual and long-term Company performance, as well as individual performance factors, including achievement of strategic goals and business objectives. The Committee noted and took into account that, in fiscal 1993 the Company grew its revenue by 16% and its operating income by 38% over fiscal 1992, and that the total shareholder return on the Common Stock of the Company in 1993 was 101%.


    EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits, including medical and pension plans generally available to employees of the Company.

    BASE SALARY

    Base salary levels for the Company's executive officers are competitively set relative to the Comparable Companies. The base salary levels of the Company's executive officers are initially targeted at the 50th percentile in comparison to the Comparable Companies. In determining actual salaries, the Committee also takes into account individual experience and performance in the preceding 12 months, and other issues particular to the Company. Salary adjustments are made at the beginning of the third quarter of the fiscal year.

    ANNUAL INCENTIVE COMPENSATION

    The Management Incentive Plan ("MIP") is the Company's annual incentive program for executive officers and key managers. The MIP closely ties Company financial performance to the executives' annual incentive payment. The purpose of the MIP is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve the annual goals of the Company and their respective business units. Threshold, target and maximum goals for Company and business unit performance are set at the beginning of each fiscal year, although individual performance may also be taken into account in determining actual MIP bonuses. Target bonus awards are set at a median level within the Comparable Companies. As to any goal, if the Company and/or the relevant business unit achieves its threshold results, the bonus award with respect to that goal would be equal to 30% of the targeted payout, while achievement of the maximum result would yield a payout equal to 200% of the target for that goal. No bonus is paid, however, unless the return on shareholder equity in the measured fiscal year is at least 10%. For the purposes of the MIP, "return on equity" is defined as the percentage determined by dividing (i) the net income of the Company for such fiscal year by (ii) the total shareholders' investment in the Company as of the end of the next preceding fiscal year.

    In fiscal 1993, the following measures of Company performance and weighting were selected: 40% on corporate and business unit revenue, 40% on corporate and business unit operating income and 20% on a customer service and inventory turn index. In fiscal 1993, the Company exceeded its operating income target while the other two measures were above threshold but slightly below target.

    STOCK OPTION AND RESTRICTED STOCK PROGRAM

    The stock option and restricted stock program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interest by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

    The 1991 Stock Incentive Plan authorizes the Committee to award key executives stock options and other stock and stock-based awards, including shares of restricted stock. The plan permits cash payments to reimburse executives for personal income taxes incurred upon the lapsing of restrictions on restricted stock. Awards are made at a level that the Committee believes is calculated to be competitive with the Comparable Companies. Currently, stock options are granted in three-year grant intervals at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and have exercise restrictions that lapse ratably over a three-year period. Restricted stock grants have historically been made in two year award intervals and upon the hiring of an executive officer, and all such awards typically vest 100% three years after grant. In October 1993, the Committee decided that executive officers would receive only stock options, rather than stock options and shares of restricted stock, as part of the regular stock award program.

    Consistent with the Committee policy to grant stock awards on a cyclical basis, there were no stock awards made to any of the named executive officers in this Proxy Statement in fiscal 1993. For stock awards granted to other executive officers in fiscal 1993, the Committee did not take into consideration past corporate performance or amounts of options and restricted stock already outstanding or previously granted in determining the size of the awards.

    BENEFITS

    The Company provides medical and pension benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1993.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Cadogan's base salary at the beginning of the fiscal year was $275,000. He received a 10.9% merit increase effective May 8, 1993. After reviewing all the data, the Committee made a subjective decision based upon the Company's financial performance in comparison to other companies' financial performance, the Company's strategic product and market positioning, his leadership within the Company and the industry, his performance on personal objectives, and his pay in relation to the pay of the chief executive officers of the Comparable Companies. Mr. Cadogan's base salary at the end of fiscal 1993 was $305,000.

    Mr. Cadogan's bonus in fiscal 1993 was determined in accordance with the Management Incentive Plan. It was $160,000, which represented 111% of the composite target under the MIP. In addition to the Company's financial results, the Committee also subjectively considered, without assigning relative weights thereto, his performance with respect to the following objectives (set at the beginning of the fiscal year): leadership; strategic planning; succession planning; human resources; communication with stakeholders; and community, industry and board relations. The Committee believes Mr. Cadogan has demonstrated effective leadership, has placed the Company in a strong position for future growth, and has enabled the Company to achieve strong results in fiscal 1993.

    Consistent with the Committee policy to grant stock awards on a cyclical basis, no stock awards were made to Mr. Cadogan in fiscal 1993.

                                          Thomas E. Holloran, Chairman
                                          B. Kristine Johnson
                                          Warde F. Wheaton
                                          John D. Wunsch
                                          Members
                                          Compensation and Organization
                                          Committee

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.


                                           ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                   -----------------------------------      --------------------------------------
                                                                OTHER       RESTRICTED
            NAME AND                                            ANNUAL       STOCK      OPTIONS/      ALL OTHER
       PRINCIPAL POSITION          YEAR   SALARY    BONUS(1)    COMPENSATION AWARDS(2)    SARS     COMPENSATION(3)
- --------------------------------   ---   ---------  ---------   ------      -------     ---------  ---------------
William J. Cadogan,                1993  $ 289,424  $ 160,000   132,676(5)    -0-          -0-        $  22,384
 President and Chief               1992  $ 268,212  $  96,632     -0-       $ 50,750(6) 82,800/-0-    $  15,939
 Executive Officer(4)              1991  $ 196,885  $  46,433     (7)         -0-          -0-           (7)
Lynn J. Davis,                     1993  $ 168,769  $  96,631    76,283(5)    -0-          -0-        $  13,213
 Senior Vice President,            1992  $ 159,965  $  29,071     -0-       $ 38,063(6) 28,400/-0-    $   8,756
 General Manager,                  1991  $ 153,438  $  28,509     (7)         -0-          -0-           (7)
 Broadband Connectivity Division
Jeffrey S. Wetherell,              1993  $ 154,807  $  75,045     -0-         -0-          -0-        $  10,950
 Vice President,                   1992  $ 138,461  $  47,452     -0-       $ 38,925(9) 26,000/-0-    $  58,308
 International(8)                  1991     -0-        -0-        (7)         -0-          -0-           (7)
William B. Porter,                 1993  $ 153,610  $  66,688     -0-         -0-          -0-        $   7,229
 Vice President, and               1992  $ 125,454  $   3,682     -0-       $ 27,913(6) 19,600/-0-    $   4,338
 President of                      1991  $  88,352  $  11,607     (7)         -0-          -0-           (7)
 Kentrox Industries, Inc.
Lawrence D. Asten,                 1993  $ 144,808  $  49,280     -0-         -0-          -0-        $   2,076
 Vice President, Sales,            1992  $  99,616  $  20,712     -0-       $ 25,250(11) 20,200/-0-       -0-
 Customer Services and             1991     -0-        -0-        (7)         -0-          -0-           (7)
 Marketing(10)

- ------------------------------
 (1) The bonus amounts are payable pursuant to the Company's Management Incentive Plan described above under the Caption "Compensation and Organization Committee Report on Executive Compensation."
 (2) The value of the restricted stock awards was determined by multiplying the fair market value of the Company's Common Stock on the date of grant by the number of shares awarded. As of October 31, 1993, the number and value of aggregate restricted stock award holdings were as follows: 4,000 shares ($146,000) held by Mr. Cadogan; 3,000 shares ($109,500) held by Mr. Davis; 3,000 shares ($109,500) held by Mr. Wetherell; 2,200 shares ($80,300) held by Mr. Porter and 2,000 shares ($73,000) held by Mr. Asten. If any dividends are paid with respect to the Company's Common Stock, such dividends will be paid on the restricted stock.
 (3) The compensation reported represents (a) Company contributions (excluding employee earnings reduction contributions) under the Company's Retirement Savings and Stock Ownership Plan (the "Savings and Stock Plan") and (b) amounts credited under the Company's 401(k) Excess Plan (excluding employee deferred compensation). Company contributions under the Savings and Stock Plan accrued during fiscal 1993 were as follows: $5,945 to Mr. Cadogan; $5,859 to Mr. Davis; $5,412 to Mr. Wetherell; $3,461 to Mr. Porter and $431 to Mr. Asten. The amounts credited under the 401(k) Excess Plan were as follows: $14,114 to Mr. Cadogan; $4,654 to Mr. Davis; $2,852 to Mr. Wetherell; $1,539 to Mr. Porter and $0 to Mr. Asten. In the case of Mr. Wetherell, the compensation reported for 1992 also includes a hiring bonus of $56,062.
 (4)  Mr. Cadogan was  appointed Chief Executive  Officer effective November  1,
      1991.
 (5) Represents Company reimbursement of income taxes payable by this executive officer upon the lapsing in 1993 of restrictions on previously granted restricted stock awards pursuant to the 1991 Stock Incentive Plan.
 (6) These restricted stock awards were granted on November 25, 1991, and vest on October 31, 1994, if the executive officer is employed by the Company through such date. The number of shares awarded was as follows: 4,000 shares to Mr. Cadogan; 3,000 shares to Mr. Davis; and 2,200 shares to Mr. Porter.
 (7) Disclosure for fiscal 1991 not required by applicable rules of the Securities and Exchange Commission.
 (8)  Mr. Wetherell became employed by the Company in December 1991.
 (9) Of these shares of restricted stock, 2,400 shares were granted on December 2, 1991, and 600 shares were granted on April 9, 1992. All such shares vest on October 31, 1994, if Mr. Wetherell is employed by the Company through such date.
(10)  Mr. Asten became employed by the Company in February 1992.
(11) 2000 shares of restricted stock were granted on February 18, 1992, and will vest on October 31, 1994, if Mr. Asten is employed by the Company through such date.


OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table summarizes option exercises during fiscal 1993 to or by the executive officers named in the Summary Compensation Table above, and the value of the options and SARs held by such persons at the end of fiscal 1993. No SARs were granted or exercised and no stock options were granted during fiscal 1993.

            AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1993 AND
                VALUE OF OPTIONS AND SARS AT END OF FISCAL 1993

                                                   NUMBER OF UNEXERCISED
                                                   OPTIONS/SARS AT END OF     VALUE OF UNEXERCISED
                           SHARES                       FISCAL 1993         IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED ON     VALUE         (EXERCISABLE/          AT END OF FISCAL 1993
         NAME             EXERCISE    REALIZED(1)      UNEXERCISABLE)      (EXERCISABLE/UNEXERCISABLE)(2)
- -----------------------  -----------  -----------  ----------------------  ---------------------------
William J. Cadogan            4,400   $    61,600   114,740/27,600(3),(4)   $2,875,765/$657,225(3),(4)
                             10,000   $   292,500
                              9,472   $   277,056
Lynn J. Davis                 2,700   $    40,163     78,922/1,586(3),(5)    $2,086,222/$37,767(3),(5)
                             13,288   $   207,625
Jeffrey S. Wetherell          7,666   $   202,670          8,667/8,667(6)         $205,902/$205,906(6)
                                260   $     6,467
                                740   $    18,408
William B. Porter             7,000   $   101,500          8,466/6,534(6)         $201,597/$155,591(6)
                              4,600   $   109,537
Lawrence D. Asten             6,732   $    62,691          6,734/6,734(6)         $160,774/$160,774(6)

- ------------------------
(1) Value determined by subtracting the exercise price per share from the market value per share of the Company's Common Stock at date of exercise.
(2) Value determined by subtracting the exercise price per share from the market value per share of the Company's Common Stock at the end of fiscal 1993.
(3) The stock appreciation rights ("SARs") are limited stock appreciation rights ("LSARs"), exercisable only in the event of a change in control of the Company, which were granted in tandem with options granted in fiscal 1990. The exercise of an option reduces the number of LSARs by a corresponding number of shares, and the exercise of an LSAR would similarly reduce the number of shares subject to the related option.
(4) The amounts indicate the number and value of unexercised options held by Mr. Cadogan as of October 31, 1993. As of such date, Mr. Cadogan also held unexercised LSARs with respect to 40,000 shares, all of which are exercisable in the event of a change in control and are valued at $1,460,000, as of the end of fiscal 1993.
(5) The amounts indicate the number and value of unexercised options held by Mr. Davis as of October 31, 1993. As of such date, Mr. Davis also held unexercised LSARs with respect to 20,000 shares, all of which are exercisable in the event of a change in control and are valued at $730,000, as of the end of fiscal 1993.
(6) The amounts indicate the number and value of unexercised options held as of October 31, 1993. As of such date, no SARs or LSARs were held by such executive officer.


PENSION PLANS

    The Company's Pension Plan, which is a tax qualified defined benefit pension plan, provides for monthly benefits for life upon retirement and survivor benefits for the spouse of an employee who dies before retirement. Benefit payments are based on the sum of a "past service benefit" and a "future service benefit." The past service benefit is calculated on the basis of a formula which multiplies the number of years of credited service prior to January 1, 1988, by a dollar amount equal to 1% of the employee's average annual compensation for the five years prior to January 1, 1988, plus .5% of the employee's average annual compensation in excess of $30,000. The future service benefit equals the sum of the benefit amounts determined separately under a formula for each calendar year of service after December 31, 1987, including the year of retirement. The benefit amount for the plan year ended December 31, 1988, is calculated on the basis of a formula which divides the number of days of employment in 1988 by 365 and multiplies that figure by a dollar amount equal to 1% of the employee's annualized compensation for the year plus .5% of the employee's annualized compensation in excess of the Social Security table wage base for that year. The benefit amounts for the plan year ended December 31, 1989, and all plan years thereafter are calculated on the basis of a formula which divides the number of days of employment in each such year by 365 and multiplies that figure by a dollar amount equal to 1% of the employee's annualized compensation for the year up to the adjusted covered compensation for the year plus 1.4% of the employee's annualized compensation for the year in excess of the adjusted covered compensation for that year. Adjusted covered compensation is a rounded amount which is 150% of the average of the Social Security taxable wage bases in effect for the 35-year period ending in the year the benefit is being determined for an individual who attains Social Security retirement age in such year. Adjusted covered compensation for the 1993 plan year was $34,200. No more than 30 years can be taken into account in determining the past and future service benefits. The estimated annual benefits payable to Messrs. Cadogan, Davis, Wetherell, Porter and Asten upon normal retirement at age 65 are $53,797, $59,600, $29,783, $14,644 and $38,545, respectively. These estimates are based on the assumption that each such employee's compensation remains equal to the employee's current salary plus his current target bonus payable under the Company's Management Incentive Plan.


    The Company maintains a Pension Excess Plan intended to compensate certain employees, as determined in the discretion of the Board of Directors, for the amount of benefits lost under the Pension Plan due to participation in the Company's Deferred Compensation Plan (which permits employees to defer until retirement payments made to them under the Company's Management Incentive Plan) and for benefits which cannot be paid from the Pension Plan because of maximum benefit and compensation limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Upon termination of employment, participants receive a lump sum payment equal to the amount of such benefits. The estimated annual benefits payable under the Pension Excess Plan to Messrs. Cadogan, Davis, Wetherell, Porter and Asten upon normal retirement at age 65 are $89,602, $24,983, $14,072, $3,385 and $13,781, respectively. These estimates are based on the assumption that each employee's compensation until retirement remains equal to the individual's current salary plus his current target bonus payable under the Company's Management Incentive Plan.



    In March 1993, the Company entered into a Supplemental Executive Retirement Plan with Mr. Cadogan, effective as of November 1, 1990 (the "SERP"). The SERP provides for supplemental retirement income benefits that allow Mr. Cadogan, upon the termination of his employment with the Company and subject to certain conditions, to receive a single lump sum payment on the first day of the calendar month following his termination of employment with the Company. The amount payable to Mr. Cadogan is derived from a formula based upon an amount equal to 50% of Mr. Cadogan's average monthly compensation during the preceding five years less the total of all benefits attributable to employer contributions which are payable to Mr. Cadogan from the Company's Pension Plan and Pension Excess Plan and certain Social Security benefits payable to him. Reductions from this amount are made if Mr. Cadogan's employment termination occurs (i) prior to his completion of eight years of employment with the Company or (ii) prior to his 60th birthday (or both). Benefits payable under the SERP are unfunded and will be paid only from the general assets of the Company.


CHANGE IN CONTROL ARRANGEMENTS

    The Company maintains a Severance Pay Plan to provide severance pay in the event of a change in control of the Company for executive officers and other employees of the Company who are participants in the Management Incentive Plan. The Severance Pay Plan provides for severance pay to those covered employees who terminate employment, either voluntarily or involuntarily, during the two-year period following a change in control. Payment is based on the sum of the employee's base salary and bonus under the Management Incentive Plan, if any. The Severance Pay Plan also provides for a pro rata payment of the employee's bonus under the Management Incentive Plan. Payment will be made in a lump sum upon termination. If there had been a "change in control" (as defined in the Severance Pay Plan) as of the end of fiscal 1993 and the employment of the five executive officers named in the Summary Compensation Table were immediately terminated, then Messrs. Cadogan, Davis, Wetherell, Porter and Asten would have been entitled to receive, pursuant to the terms of the Severance Pay Plan, lump sum payments upon termination of $1,348,272, $530,800, $459,704, $440,596, and $388,176,
respectively.

    The Company has certain other compensatory arrangements with its executive officers which will result from a change in control of the Company. All stock option agreements outstanding under the Company's employee stock option and stock award plans provide for the acceleration of exercisability of options if the optionee's employment is terminated within two years following a change in control (except in certain cases where the optionee is terminated for "cause" or resigns without "good reason"). All restricted stock award agreements provide for pro rata vesting of all outstanding shares of restricted stock following a change in control and for full vesting of such shares if the holder's employment is terminated within two years following a change in control. The Savings and Stock Plan and 401(k) Excess Plan prohibit any decrease in benefits payable under such plans during the two-year period following a change in control of the Company. The Pension Plan prohibits any decrease in benefits payable under the Pension Plan during such two-year period and credits up to two years of additional service for employees who terminate employment during this period. The Pension Excess Plan prohibits any decrease in benefits during the two-year period following a change in control of the Company.

                         COMPARATIVE STOCK PERFORMANCE

    The table below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Telecommunications Equipment Company Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Telecommunications Equipment Company Index on October 31, 1988, and reinvestment of all dividends).

                                  TOTAL RETURN

  YEAR         ADC       S&P 500(1)      TELCO INDEX(2)
- ---------  -----------  -------------  -------------------
     1988         100           100               100
     1989         132           126               133
     1990         141           117                69
     1991         210           156               115
     1992         312           172               122
     1993         628           197               269

(1)Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc. and are market value calculations.

(2)The Telecommunications Equipment Company Index (consisting of approximately 110 companies) is maintained and reported by Investor's Business Daily. Total return calculations for the Index as it appears above were performed by Investor's Business Daily and are price value calculations.The total return calculations for the Index included in the Proxy Statement prepared for the Annual Meeting held in February 1993 were performed by a different firm and were market value calculations.

                            SECTION 16(A) REPORTING


    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended October 31, 1993, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that (i) M. Farooque Mesiya, the President of the Company's American Lightwave Systems, Inc. subsidiary, did not file a Form 4 report with respect to a purchase of shares of Common Stock made in July 1993, and filed a late Form 5 for fiscal 1993 which reported that transaction, and (ii) George W. Wood, a former Senior Vice President of the Company who resigned effective December 23, 1992, did not include five sale transactions on a Form 4 report timely filed after he left the employ of the Company (which sales were subsequently reported on an amended Form 4).

              PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

GENERAL

    The Board of Directors has determined that Article 3 of the Company's Restated Articles of Incorporation should be amended and has voted to submit an amendment to the Company's shareholders for adoption. The proposed amendment to
Article 3 would increase the number of authorized shares of Common Stock, par value $.20, from 50,000,000 to 100,000,000. The number of shares of Preferred Stock currently authorized by the Company's Restated Articles of Incorporation will remain at 10,000,000. If the amendment is approved by the Company's shareholders, the first sentence of Article 3 of the Company's Restated Articles of Incorporation will read as follows:

        The aggregate number of shares which this corporation shall have authority to issue is 110,000,000 shares, divided into 100,000,000 shares of Common Stock, par value $.20 per share, and 10,000,000 shares of Preferred Stock, no par value.


    As of December 31, 1993, there were 27,738,138 shares of Common Stock outstanding, 385,071 shares of Common Stock reserved for future issuance under the Company's 1991 Stock Incentive Plan, 973,394 shares of Common Stock reserved for future issuance pursuant to the Company's Stock Option and Restricted Stock Plan, and 83,000 shares of Common Stock reserved for future issuance pursuant to the Company's Nonemployee Director Stock Option Plan. As of December 31, 1993, there were no shares of Preferred Stock outstanding.


    The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights.

PURPOSES AND EFFECTS OF THE AMENDMENTS

    The Board believes that additional authorized shares of Common Stock will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special shareholders' meeting. The shares of Common Stock could be used for acquisition by the Company of businesses or properties, equity financing, stock dividends and other general corporate purposes. Unless required by law or by the rules of any stock exchange on which the Company's Common Stock may in the future be listed, no further authorized vote by the shareholders will be sought for any issuance of shares of Common Stock. Under existing National Association of Securities Dealers, Inc. regulations, approval by a majority of the holders of Common Stock would nevertheless be required in connection with a transaction or series of related transactions that would result in the original issuance of additional shares of Common Stock, other than in a public offering for cash, (i) if the Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Common Stock; or (ii) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock; or (iii) if the issuance would result in a change in control of the Company.

    The authorized but unissued shares of Common Stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company.

    The amendment also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

    The Company's Restated Articles of Incorporation currently require an 80% shareholder vote in order to approve certain business combinations involving the Company and a related shareholder and to amend provisions of the Restated Articles of Incorporation governing the number, classifications, terms of office, removal and replacement of directors. Although the Board presently has no intention of doing so, shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or amendment to the Restated Articles of Incorporation would not receive the 80% shareholder vote required for approval thereof. Reference should also be made to the table in this Proxy Statement showing the beneficial ownership of the Company's Common Stock by directors of the Company and by owners of more than ten percent of the shares of Common Stock. In addition, under the Company's Shareholder Rights Agreement, rights to purchase Common Stock were issued as a dividend to holders of Common Stock in order to protect against the adverse consequences to shareholders of partial takeovers and front-end loaded two-step takeovers and freezeouts.


    Although the Board of Directors has concluded that the potential benefits of the proposed amendment outweighs its possible disadvantages, the Board asks shareholders to consider, as the Board has done, those possible disadvantages. Shareholders may find the issuance of shares of Common Stock disadvantageous to the extent that it may be used to discourage takeovers which are not approved by the Board but in which shareholders may receive for some or all of their shares a substantial premium above market value at the time a tender offer is made. Thus, shareholders who may wish to participate in such a tender offer may be restricted in their opportunity to do so. In addition, because the proposed amendment may enable the Company to discourage tender offers, the amendment may make removal of the Board of Directors or management more difficult. To the extent that the adoption of the proposed amendment renders less likely a merger or other transaction opposed by the Company's incumbent Board of Directors, the effect of such adoption may be to assist the Board of Directors and management in retaining their existing positions.


BOARD RECOMMENDATION AND SHAREHOLDER VOTE REQUIRED

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. The persons named in the accompanying proxy intend to vote the proxies held by them in favor of such proposal, unless otherwise directed. An affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for the approval of the proposal.

    If a shareholder abstains from voting as to this proposal, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but shall not be deemed to have been voted in favor of this proposal. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on this proposal, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum, but not for purposes of calculating the vote with respect to this proposal.

           PROPOSAL TO APPROVE THE 1994 EMPLOYEE STOCK PURCHASE PLAN



    On December 14, 1993, the Compensation and Organization Committee, pursuant to authority delegated to it by the Board of Directors of the Company, adopted, subject to approval by the shareholders of the Company, the ADC Telecommunications, Inc. 1994 Employee Stock Purchase Plan (the "Purchase Plan") in order to provide a convenient and advantageous means for all employees of the Company to make systematic purchases of the Company's Common Stock and therefore to develop a stronger incentive to work for the continued success of the Company. The following summary description of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached to this Proxy Statement as Exhibit A.


    The Purchase Plan permits a total of 500,000 shares of the Company's Common Stock for sale to participating employees at a price not less than 85% of the "Fair Market Value" (as defined in the Purchase Plan) of the Company's Common Stock on the last day of a three-month purchase period (the "Purchase Period"). The percentage of Fair Market Value applicable to any Purchase Period will be determined by the committee administering the Purchase Plan from time to time, in advance of the commencement of such Purchase Period. Purchase Periods commence on the first business day in January, April, July and October of each year and end on the last business day in the following March, June, September and December, respectively. If the Purchase Plan is approved by the Company's shareholders, the first Purchase Period will commence on April 1, 1994. Participating employees may direct the Company to make payroll deductions in amounts to be determined from time to time by the committee administering the Purchase Plan from their current, regular compensation (including annual bonuses, but excluding other forms of special compensation) during the Purchase Period for the purchase of shares under the Purchase Plan. Participating employees may withdraw from the Purchase Plan, or reduce their payroll deductions, at any time (although no employee may enroll again after a withdrawal until commencement of the next Purchase Period).

    No participant may purchase more than 7,500 shares, or shares having a Fair Market Value (determined as of the beginning of each Purchase Period) exceeding $25,000 under the Purchase Plan (and any other plan qualifying under Section 423(b)(8) of the Code) during any calendar year. The Company has the option of either issuing new shares of Common Stock or purchasing shares in the open market to satisfy employee purchases under the Plan. Certificates representing all shares purchased under the Purchase Plan shall be held by the Company for one year following the purchase date and, thereafter, will be delivered to the employee-purchasers of such shares.

    Any employee of the Company or any of its subsidiaries who is regularly employed by the Company or any of its subsidiaries at least three months each calendar year is eligible to participate in the Purchase Plan, provided that no employee who holds more than 5% of the outstanding shares of the Company's Common Stock may participate. As of December 31, 1993, there were approximately 2,500 employees of the Company eligible to participate in the Purchase Plan. The Purchase Plan is administered by a committee of three or more directors who are not employees and are "independent" within the meaning of Section 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company's Compensation and Organization Committee has been designated by the Board of Directors to act as that committee.


    Upon a participant's termination of employment with the Company for any reason, participation in the Purchase Plan will cease and the balance of the participant's share purchase account will be paid, in cash, to the participant or his estate within 30 days after the end of the Purchase Period during which such termination occurred.


    The Purchase Plan may be amended by the Board of Directors at any time, except that the Board of Directors may not, without shareholder approval, adopt any amendment that (i) would cause Rule 16b-3 under the Exchange Act or Section 423 of the Code to become unavailable absent such shareholder approval, (ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or (iii) permits the issuance of shares of Common Stock before payment therefor in full.

BOARD RECOMMENDATION AND SHAREHOLDER VOTE REQUIRED


    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO APPROVE THE 1994 EMPLOYEE STOCK PURCHASE PLAN. The persons named in the accompanying proxy intend to vote the proxies held by them in favor of such proposal, unless otherwise directed. An affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for the approval of the proposal.


    If a shareholder abstains from voting as to this proposal, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but shall not be deemed to have been voted in favor of this proposal. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on this proposal, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum, but not for purposes of calculating the vote with respect to this proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen & Co. has audited the books and records of the Company since 1960, and the Board of Directors intends to reappoint Arthur Andersen & Co. for the Company's fiscal year ending October 31, 1994. Representatives of Arthur Andersen & Co. will be present at the Annual Meeting with the opportunity to make a statement if they desire and will be available to respond to questions. The Audit Committee of the Board of Directors meets at least annually with representatives of Arthur Andersen & Co. to review audit and accounting matters and the scope and level of fees for services rendered.

               SHAREHOLDERS PROPOSALS FOR THE NEXT ANNUAL MEETING


    Shareholders wishing to present proposals to be considered at the 1995 annual meeting of shareholders should submit the proposals to the Company in accordance with all applicable rules and regulations of the SEC no later than September 15, 1994.


                                 OTHER MATTERS

    The Company knows of no other matters to come before the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed Proxy to vote as they deem in the best interest of the Company.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                                    KATHIE J. MIKUCKI
                                                        SECRETARY


January 20, 1994

                          ADC TELECOMMUNICATIONS, INC.
                       1994 EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                                  INTRODUCTION

    Section 1.01 PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), and certain related corporations with an opportunity, and to encourage them, to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, par value $.20 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

    Section 1.02 RULES OF INTERPRETATION. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

    Section  1.03  DEFINITIONS.   For purposes of the  Plan, the following terms
will have the meanings set forth below:

        (a) "ACCELERATION DATE" means the earlier of the date of shareholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

        (b) "AFFILIATE" means any subsidiary corporation of the Company, as defined in Section 425(f) of the Code, whether now or hereafter acquired or established.

        (c) "COMMITTEE" means the committee described in Section 10.01.

        (d)   "COMPANY"   means  ADC   Telecommunications,  Inc.,   a  Minnesota
    corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

        (e) "CURRENT COMPENSATION" means all regular cash compensation, including wage, salary, commission and annual bonus payments, paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding all forms of special compensation.

        (f) "FAIR MARKET VALUE" as of a given date means such value per share of the Stock as reasonably determined by the Committee in a manner consistent with Section 423 but which is not less than the last sale price as reported by the NASDAQ National Market System.

        (g)  "PARTICIPANT"  means  a  Regular   Employee  who  is  eligible   to
    participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

        (h)  "PARTICIPATING  AFFILIATE"  means  an  Affiliate  which  has   been
    designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Employees may participate in the Plan.


        (i) "PLAN" means the ADC Telecommunications, Inc. 1994 Employee Stock Purchase Plan, as amended, the provisions of which are set forth herein.

        (j) "PURCHASE PERIOD" means each of the four 3-month periods beginning on the first business day in January, April, July and October of each year, respectively, and ending on the last business day in the following March, June, September and December, respectively; PROVIDED, HOWEVER, that the initial Purchase Period will commence on April 1, 1994, and will terminate on June 30, 1994.

        (k)  "PURCHASE  PERCENTAGE" means  the  percentage described  in Section
    4.02.

        (l) "REGULAR EMPLOYEE" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than three months of any calendar year.

        (m) "STOCK" means the Company's Common Stock, $.20 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

        (n) "STOCK PURCHASE ACCOUNT" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

                                   ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

    Section 2.01 ELIGIBLE EMPLOYEES. All Regular Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Regular Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Employee.

    Section 2.02 ELECTION TO PARTICIPATE. An eligible Regular Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee either: (i) files a new or amended form during a Purchase Period authorizing a decrease in such regular payroll deductions, (ii) withdraws from the Plan, or (iii) ceases to be eligible to participate in the Plan).

    Section 2.03 LIMITS ON STOCK PURCHASE. No employee shall be granted any right to purchase Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 425(d) of the Code, Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

    Section 2.04 VOLUNTARY PARTICIPATION. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                                  ARTICLE III
                 PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

    Section 3.01 DEDUCTION FROM PAY. The form described in Section 2.02 will permit a Participant to elect payroll deductions of a dollar amount or percentage of such Participant's Current Compensation for each pay period, as determined by the Committee in its sole discretion, and subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making, or otherwise reduce the level of, payroll deductions at any time, subject to such limitations as the

Committee in its sole discretion may impose. In the event that, during a Purchase Period, the entire credit balance in a Participant's Stock Purchase Account exceeds the product of (a) the Purchase Percentage multiplied by the Fair Market Value of the Stock on the first business day of that Purchase Period, and (b) 7,500, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

    Section 3.02 CREDIT TO ACCOUNT. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

    Section 3.03 INTEREST. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

    Section 3.04 NATURE OF ACCOUNT. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

    Section 3.05  NO ADDITIONAL CONTRIBUTIONS.   A Participant may not make  any
payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                                   ARTICLE IV
                            RIGHT TO PURCHASE SHARES

    Section 4.01 NUMBER OF SHARES. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 7,500 shares of Stock may be purchased under the Plan by any one Participant for a given Purchase Period and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in
Section 10.03, each Participant shall be allocated a PRO RATA portion of the Stock to be sold.

    Section 4.02 PURCHASE PRICE. The purchase price for any Purchase Period shall be equal to a percentage, as announced by the Committee prior to the first business day of that Purchase Period (the "Purchase Percentage"), of the Fair Market Value of the Stock on the last business day of that Purchase Period, rounded up to the next higher full cent; PROVIDED, HOWEVER, that, in no event shall the Purchase Percentage for any Purchase Period be less than 85%. Unless otherwise changed by the Committee in accordance with the preceding sentence, the Purchase Percentage for any Purchase Period shall be the Purchase Percentage in effect for the preceding Purchase Period.

                                   ARTICLE V
                               EXERCISE OF RIGHT

    Section 5.01 PURCHASE OF STOCK. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company (which elects to receive the entire credit balance in cash).

    Section 5.02 CASH DISTRIBUTIONS. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within 30 days after the end of that Purchase Period.

    Section 5.03 NOTICE OF ACCELERATION DATE. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                                   ARTICLE VI
                      WITHDRAWAL FROM PLAN; SALE OF STOCK

    Section 6.01 VOLUNTARY WITHDRAWAL. A Participant who continues to be a Regular Employee may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days after the end of that Purchase Period. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

    Section 6.02 DEATH. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days after the end of that Purchase Period. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

    Section 6.03 ALL OTHER TERMINATIONS OF EMPLOYMENT. In the event of the termination of employment of a Participant with the Company or a Participating Affiliate for any reason (other than death, as described in Section 6.02), such Participant's participation in the Plan will cease on the date such Participant ceases to be a Regular Employee for any such reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days after such date. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Regular Employee.

                                  ARTICLE VII
                               NONTRANSFERABILITY

    Section 7.01 NONTRANSFERABLE RIGHT TO PURCHASE. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

    Section 7.02 NONTRANSFERABLE ACCOUNT. Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

    Section 7.03 NONTRANSFERABLE SHARES. Except as the Committee shall otherwise permit, during the one-year period following the purchase of each share of Stock by a Participant pursuant to Section 5.01 hereof, the Company shall hold the Stock certificate representing such share or shares issued in the name of such Participant (or as otherwise directed by the Participant pursuant to Section 8.04 hereof), such share or shares may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such share or shares will be null and void and without effect. Thereafter, such Stock certificate shall be delivered in accordance with Section 8.01 hereof.

                                  ARTICLE VIII
                               STOCK CERTIFICATES

    Section 8.01 DELIVERY. Promptly after the one-year anniversary of the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate representing the Stock purchased on the last business day of such Purchase Period.

    Section 8.02 SECURITIES LAWS. The Company shall not be required to issue or deliver any certificate representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

    Section 8.03 COMPLETION OF PURCHASE. A Participant shall have no interest in the Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.

    Section 8.04 FORM OF OWNERSHIP. The certificates representing Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

                                   ARTICLE IX
               EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

    Section 9.01 EFFECTIVE DATE. The Plan was adopted by the Compensation and Organization Committee of the Board of Directors of the Company on December 14, 1993, and shall be submitted to the shareholders of the Company for approval within twelve (12) months thereafter. In the event that the Plan is not so approved by the shareholders of the Company within such twelve (12) month period, for any reason, it shall then be of no force or effect whatsoever, and no Stock shall be purchased hereunder.

    Section 9.02 PLAN COMMENCEMENT. The initial Purchase Period under the Plan will commence on April 1, 1994, and will terminate on June 30, 1994. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with
Section 1.03(k).

    Section 9.03 POWERS OF BOARD. The Board of Directors of the Company may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would: (a) absent such shareholder approval, cause either Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Act") or Section 423 of the Code, as amended, to become unavailable with respect to the Plan, (b) require shareholder approval under any applicable rules or regulations of the National Association of Securities Dealers, Inc. or of any securities exchange applicable to the Company, or (c) permit the issuance of Stock before payment therefor in full.

    Section 9.04 AUTOMATIC TERMINATION. The Plan shall automatically terminate when all of the shares of Stock provided for in Section 10.03 have been sold.

                                   ARTICLE X
                                 ADMINISTRATION

    Section 10.01 THE COMMITTEE. The Plan shall be administered by a committee (the "Committee") of at least such number of directors of the Company as shall be required to satisfy Rule 16b-3 under the Act, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors. Initially, the Compensation and Organization Committee of the Board of Directors of the Company shall constitute the Committee to administer the Plan.

    Section 10.02 POWERS OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

    Section 10.03 STOCK TO BE SOLD. The Stock to be issued and sold under the Plan may be authorized but unissued shares, or the Company may purchase Stock in the open market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed 500,000 shares.

    Section 10.04    NOTICES.   Notices  to  the  Committee by  mail  should  be
addressed as follows:

       ADC Telecommunications, Inc.
       4900 West 78th Street
       Minneapolis, MN 55435
       Attn: Compensation and Organization Committee
       c/o General Counsel and Secretary

    Notices to the Committee by hand should be delivered as follows:

       ADC Telecommunications, Inc.
       12501 Whitewater Drive
       Minnetonka, MN 55343
       Attn: Compensation and Organization Committee
       c/o General Counsel and Secretary

                                   ARTICLE XI
                   ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

    Section 11.01 STOCK DIVIDEND OR RECLASSIFICATION. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

    Section 11.02 MERGER OR CONSOLIDATION. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                                  ARTICLE XII
                                 APPLICABLE LAW

    Rights to purchase Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the state of Minnesota.

ADC TELECOMMUNICATIONS, INC.
4900 West 78th Street, Minneapolis, Minnesota 55435-5480                   PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned herby appoint(s) William J. Cadogan and Kathie J. Mikucki as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of ADC Telecommunications, Inc. (the "Company") held by the undersigned of record on January 7, 1994, at the annual meeting of the shareholders of the Company to be held on February 22, 1994 and at any and all adjournments thereof, and hereby revokes all former proxies:

1.  Election of three directors for terms expiring in 1997.

/ /  FOR all nominees listed below
   (except as marked to the contrary    / /  WITHHOLD AUTHORITY
below)                                     to vote for all nominees listed below
       William J. Cadogan       B. Kristine Johnson      Jean-Pierre Rosso

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

2. Proposal to amend the Company's Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal to approve the ADC Telecommunications, Inc. 1994 Employee Stock Purchase Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                            (SIGN ON REVERSE SIDE.)

   SHAREHOLDER NUMBER                                           NUMBER OF SHARES

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EVERY ITEM LISTED ABOVE.

                                              Dated:

                                             ----------------------------------,
                                              1994

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                        PLEASE SIGN EXACTLY  AS NAME APPEARS  ON
                                        THIS CARD. When shares are held by joint
                                        tenants,  both should sign. When signing
                                        as  attorney,  executor,  administrator,
                                        trustee  or  guardian, please  give full
                                        title as such. If a corporation,  please
                                        sign in full corporate name by president
PLEASE MARK, SIGN, DATE AND RETURN      or   other  authorized   officer.  If  a
PROXY CARD                              partnership, please sign in  partnership
PROMPTLY USING THE ENCLOSED ENVELOPE.   name by authorized person.